UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders of the Company was held on June 29, 2017. The following proposals were voted on with the results indicated below:

1.	Election of a Board of Directors of six members to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.

	Votes For	Votes Against	Shares Abstaining

Maurice J. Gallagher, Jr.	15,152,844	178,523	17,999

Montie Brewer	15,250,024	80,911	18,431

Gary Ellmer	15,239,810	91,056	18,500

Linda A. Marvin	15,239,173	91,681	18,512

Charles W. Pollard	15,240,672	90,236	18,458

John Redmond	14,804,588	526,634	18,144

There were 754,919 broker non-votes with respect to the election of Directors.

2.	Advisory vote approving executive compensation (proposal approved):

Votes For:	11,908,777
Votes Against:	3,422,320
Votes Abstaining:	18,269
Broker Non-votes:	754,919

3.	Advisory vote on frequency of future votes on executive compensation (an annual vote is the preference of a majority of the shares):

Every 1 year:	9,166,776
Every 2 years:	51,663
Every 3 years:	6,097,853
Votes Abstaining:	33,074

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (proposal ratified):

Votes For:	16,075,127
Votes Against:	11,976
Votes Abstaining:	17,182
Broker Non-votes:	None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017                                ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer